Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Avinger, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)(2)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	-	-	-	-	-	-	-	-	-	-	-	-
Fees Previously Paid	-	-	-	-	-	-	-	-	-	-	-	-
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, par value $0.001 per share, issuable upon exercise of common stock purchase warrants issued in January 2022	415(a)(6)	807,500		$7,752,000.00			S-3	333-230124	March 29, 2019	$939.54
	Equity	Common Stock, par value $0.001 per share, issuable upon exercise of placement agent warrants issued in January 2022	415(a)(6)	66,500		$665,000.00			S-3	333-230124	March 29, 2019	$80.60
	Equity	Common Stock, par value $0.001 per share, issuable upon conversion of Series D preferred stock issued in January 2022	415(a)(6)	300,000		$2,400,000.00			S-3	333-230124	March 29, 2019	$290.88

	Total Offering Amounts					$10,817,000.00		(2)
	Total Fees Previously Paid							$1,311.02
	Total Fee Offsets							$0
	Net Fees Due							$0

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers any additional number of shares of common stock issuable upon stock splits, stock dividends or other distribution, recapitalization or similar events with respect to the shares of common stock being registered pursuant to this registration statement.

(2)

Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the “Securities Act”), securities with a maximum aggregate price of $10,817,000.00 registered hereunder are unsold securities (the “Unsold Securities”) previously registered on the registrant’s registration statement on Form S-3 (Registration No. 333-230124), which was initially filed with the Securities and Exchange Commission on March 7, 2019 and was declared effective on March 29, 2019 (the “Prior Registration Statement”) and described under the caption “Primary Offering” in the “Calculation of Registration Fee” table (the “Prior Registration Statement Fee Table”) in the Prior Registration Statement. The registrant paid a filing fee of $1,311.02 (calculated at the filing fee rate in effect at the time of the filing of the Prior Registration Statement) relating to the Unsold Securities under the Prior Registration Statement. Pursuant to Rule 415(a)(6) under the Securities Act, the filing fee previously paid in connection with the Unsold Securities will continue to be applied to such Unsold Securities and no additional registration fee will be paid. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of the Unsold Securities registered under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims		-	-	-		-
Fee Offset Sources	-	-	-		-						-
Rule 457(p)
Fee Offset Claims	-	-	-	-		-	-	-	-	-
Fee Offset Sources	-	-	-		-						-

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
-	-	-	-	-	-	-